                                                                    EXHIBIT 23.1

The Board of Directors
LinkShare Corporation:

We consent to the use of our reports included herein (Form S-1) and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                             KPMG LLP

New York, New York
February 28, 2000